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Exhibit 5.1

November 6, 2018

OvaScience, Inc.
9 Fourth Avenue
Waltham, MA 02451

Ladies and Gentlemen:

        We have acted as counsel to OvaScience, Inc. (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement (the "Selling Stockholders") of up to an aggregate of 1,886,574 shares of the Company's common stock, $0.001 par value per share (the "Shares").

        The Shares being registered for resale on the Registration Statement will be issued to the Selling Stockholders pursuant to a Stock Purchase Agreement, dated November 1, 2018 (as amended from time to time, the "Purchase Agreement"), by and among the Company, Millendo Therapeutics, Inc. ("Millendo") and the Selling Stockholders. After the closing of the merger (the "Merger") of Orion Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company ("Orion Merger Sub"), with and into Millendo, pursuant to the Agreement and Plan of Merger and Reorganization, dated August 8, 2018, as amended on September 25, 2018 and on November 1, 2018, by and among the Company, Orion Merger Sub and Millendo (the "Merger Agreement"), and upon the satisfaction or waiver of the conditions set forth in the Purchase Agreement, the Shares purchased by the Selling Stockholders pursuant to the Purchase Agreement will be issued, and such Shares are being registered for resale on the Registration Statement.

        In connection with this opinion, we have examined and relied upon the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

        Our opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

November 6, 2018

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        Based upon and subject to the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

        We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm's name under the caption "Legal Matters" in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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  Exhibit 5.1